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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 333-40633, 333-40631 and 333-77573 of Ameritrade Holding Corporation on Form S-8 of our report dated February 3, 1999 appearing in the Annual Report on Form 11-K/A of the Ameritrade Holding Corporation Associates Profit Sharing Plan for the year ended December 31, 1998.


DELOITTE & TOUCHE LLP


Omaha, Nebraska
September 30, 1999